EXHIBIT 28.1
                                                 ------------

              ANNUAL STATEMENT AS TO COMPLIANCE
                   UCFC LOAN TRUST
          SERIES 1998-A, 1998-B, 1998-C AND 1998-D

      In accordance with Section 9.16 of that certain Pooling and Servicing Agreement relating to UCFC Loan Trust Series 1998-A, 1998-B, 1998-C and 1998-D for the year ended December 31, 1998 (the "Pooling and Servicing Agreements", by and among
UCFC Acceptance Corporation, as depositor, United Companies
Lending Corporation, as servicer (the "Servicer"), and Bankers Trust Company of California, N.A., as trustee, the undersigned officer of the Servicer does hereby certify as follows: (i) a review of the activities of the Servicer during 1998 and of performance under the Pooling and Servicing Agreements has been made under the undersigned officer's supervision; and (ii) to the best of such undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreements for 1998.

     EXECUTED this 31st day of March, 1999.

                         /s/ JOHN D'ANGELO
                         ------------------------------------
                         John D'Angelo, President
                         United Companies Lending Corporation

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